NEWS FROM
TRANS-INDUSTRIES

Trans-Industries, Inc. o 2637 S. Adams Road o Rochester Hills, MI 48309



FOR FURTHER INFORMATION:
     AT TRANS-INDUSTRIES:
     Kai Kosanke
     Chief Financial Officer
     (248) 852-1990


FOR IMMEDIATE RELEASE
THURSDAY, NOVEMBER 20, 2003


                         TRANS-INDUSTRIES, INC. REPORTS
                              THIRD-QUARTER RESULTS

ROCHESTER HILLS, MICHIGAN -- THURSDAY NOVEMBER 20, 2003 - TRANS-INDUSTRIES, INC. (NASDAQ: TRNI), a manufacturer of lighting products for busses, particle extraction systems, electronic information systems and software related products for the mass transit, highway and commercial markets, today announced results for the third quarter and nine months ended September 30, 2003.

Sales for the third quarter were $8.3 million compared with $7.6 million a year ago. Included in the 2002 third quarter results was $310,000 in sales from a United Kingdom subsidiary, which was sold in the first quarter of 2003. For the nine-month period ending on September 30, 2003, sales were $25.5 million compared with $24.7 million last year with $310,000 of these sales for the 2002 period attributed to the operation that was sold.



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Excluding these sales, the Company realized volume increases of approximately
14% for the quarter and 10% for the nine-month period.

Although not readily apparent, a substantial improvement in operating profitability was achieved during the third quarter prior to recognition of restructuring and nonrecurring charges. During the quarter, a plan was implemented to restore profitability at the information systems business. Costs associated with this restructuring include, but are not limited to, employee severance costs and inventory write-offs as well as legal, insurance and advisory fees. The plan entailed reducing personnel, consolidating manufacturing into one plant from two, placing the Rochester Hills plant on the market for sale and eliminating certain product lines. The resultant loss for the quarter amounted to $1.7 million or $0.53 per share compared with a loss of $678,000, or $0.16 per share, last year. The 2003 quarterly loss included $361,000 of restructuring costs and an inventory write down of $1.1 million. For the nine-month period, a loss of $2.3 million, or $0.72 per share was incurred, compared with a loss of $140,000 or 0.04 per share a year ago. The 2003 period included a $272,000 restructuring loss on the sale of English subsidiary that was taken in the first quarter, as well as the previously mentioned charges.

The Company continues to be in default on certain covenants of its bank debt. As a result, the bank has the right, among other remedies to demand payment in full of all the liabilities. Pursuant to an agreement between Trans-Industries and its current lender, Comerica Bank dated August 1, 2003, Comerica has agreed to forbear from taking action to collect the liabilities until December 1, 2003. Although this agreement expires on

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December 1, 2003 the Company anticipates the bank will extend this agreement for another 30 days, however, there can be no assurances of this. The Company has begun negotiations with another lender to replace Comerica. The proposed new lender has begun its task of due diligence and after a satisfactory completion of that process, the Company expects to replace the Comerica debt. The Company has targeted the end of the year for the completion, however, there can be no assurance of when, or if, successful completion of any agreement with this new lender will occur.

ABOUT THE COMPANY

The Company is a leading provider of lighting systems and related components to the mass transit market as well as a supplier of information hardware and software solutions on Intelligent Transportation Systems (ITS) and mass transit projects. ITS utilizes integrated networks of electronic sensors, signs and software to monitor road conditions, communicate information to drivers and help transportation authorities better manage traffic flow across their existing infrastructures.


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FORWARD-LOOKING STATEMENTS

Except for statements of historical fact, this news release contains certain forward-looking statements about the Company. Such statements are subject to significant risks and uncertainties including changes in economic and market conditions, management of growth, and other risks noted in the Company's SEC filings which may cause actual results to differ materially.


                VISIT TRANS-INDUSTRIES AT www.transindustries.com

                          FINANCIAL TABLES FOLLOW.....






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                             TRANS-INDUSTRIES, INC.
                               QUARTERLY EARNINGS
                               SEPTEMBER 30, 2003


                                        THIRD QUARTER ENDING             NINE MONTHS ENDING
                                            SEPTEMBER 30                    SEPTEMBER 30
                                    ----------------------------    ----------------------------
                                         2003            2002            2003            2002
                                         ----            ----            ----            ----
Sales                               $  8,310,848    $  7,603,082    $ 25,503,607    $ 24,658,201
Cost of Sales                          7,225,458       5,592,213      19,146,859      17,452,601
                                    ------------    ------------    ------------    ------------
   Gross Profit                        1,085,390       2,010,869       6,356,748       7,205,600

Selling, Gen. & Admin. Exp             2,227,645       2,518,781       7,523,631       7,307,764
Interest                                 160,692         163,743         492,461         596,253
Restructuring Costs *                    361,124               0         633,983               0
Other                                     (3,355)        (13,663)         (5,363)        (26,793)
                                    ------------    ------------    ------------    ------------
   Total Expenses                      2,746,106       2,668,861       8,644,712       7,877,224

Earnings/Loss Before Income Taxes     (1,660,716)       (657,992)     (2,287,964)       (671,624)

Income Taxes/Benefit                           0        (166,000)        (17,000)       (532,000)
                                    ------------    ------------    ------------    ------------
   Net Income/Loss                  $ (1,660,716)   $   (491,992)   $ (2,270,964)   $   (139,624)
                                    ============    ============    ============    ============

Earnings/Loss Per Share
   Basic                            $      (0.53)   $      (0.16)   $      (0.72)   $      (0.04)
                                    ============    ============    ============    ============

* Restructuring charges incurred for restructuring Vultron, including the sale of it's wholly owned subsidiary.

Weighted Average Number of
   Shares Outstanding                  3,139,737       3,139,737       3,139,737       3,139,737

                     CONSOLIDATED BALANCE SHEET (UNAUDITED)

                                                  THIRD QUARTER ENDING
                                                      SEPTEMBER 30
                                                -------------------------
Assets:                                            2003           2002
-------                                            ----           ----
Total Current Assets                            $17,825,110   $21,071,820
Net Fixed Assets                                  3,742,306     4,436,213
Other Assets                                        386,474       236,419
                                                -----------   -----------
   Total Assets                                 $21,953,890   $25,744,452
                                                ===========   ===========

LIABILITIES AND SHAREHOLDERS' EQUITY:
-------------------------------------

Total Current Liabilities                       $14,568,106   $11,939,434
Deferred Income Taxes                               458,000       193,000
Long-Term Debt                                      296,374     3,591,434
Shareholders' Equity                              6,631,410    10,020,584
                                                -----------   -----------
   Total Liabilities and Shareholders' Equity   $21,953,890   $25,744,452
                                                ===========   ===========